October 17, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Jakroo Inc. dated October 18, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/S/ Paritz & Company, P.A.

Hackensack, New Jersey